Exhibit 107

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common stock, $0.001 par value per share, by Selling Securityholders	32,119,498	(2)	$0.0095	(3)	$305,135.23	$28.29	(4)

(1) Estimated pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”) solely for purposes of calculating the registration fee.

(2) Represents common stock offered for resale by Peak One Opportunity Fund, L.P. (the “Selling Securityholders”), which shares are issuable by Clubhouse Media Group, Inc. (the “Company”) pursuant to the Equity Purchase Agreement, dated as of October 29, 2021 (“Equity Line”), between the Company and the Selling Securityholders. The Company’s calculation of the maximum number of shares of common stock that may be registered for resale under the Equity Line pursuant to this Registration Statement is as follows: as of the date hereof the Company had 157,706,030 shares of its common stock issued and outstanding of which 61,347,536 shares were held by affiliates, which yields a non-affiliate float of 96,358,494 shares of the Company’s common stock, and 1/3 of this amount is 32,119,498, which is the number of shares of common stock that we can register for resale pursuant to the Equity Line at this time.

(3) This offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act with respect to the common stock registered hereunder, based upon the price of $ 0.0095, which is the last reported sale price for the Company’s common stock on May 16, 2022, as reported on the OTC Market Group, Inc.’s OTC Pink tier.

(4) Computed in accordance with Section 6(b) of the Securities Act as in effect on May 19, 2022.

In accordance with Rule 416(a) under the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.